Exhibit 21.1
Alon USA Energy, Inc. Subsidiaries

Alon Asphalt Bakersfield, Inc., a Delaware corporation
Alon Asphalt Company, a Delaware corporation
Alon Assets, Inc., a Delaware corporation
Alon Bakersfield Holdings, Inc., a Delaware corporation
Alon Bakersfield Logistics, Inc., a Delaware corporation
Alon Bakersfield Property, Inc., a Delaware corporation
Alon Brands, Inc., a Delaware corporation
Alon Crude Pipeline, LLC, a Texas limited liability company
Alon Financial Services, Inc., a Texas corporation
Alon Louisiana Holdings, Inc., a Delaware corporation
Alon Paramount Holdings, Inc., a Delaware corporation
Alon Refining Krotz Springs, Inc., a Delaware corporation
Alon Refining Louisiana, Inc., a Delaware corporation
Alon Renewable Fuels, Inc., a Delaware corporation
Alon Store Acquisitions, LLC, a Delaware limited liability company
Alon Supply, Inc., a Delaware corporation
Alon Terminals, Inc., a Delaware corporation
Alon USA Capital, Inc., a Delaware corporation
Alon USA Delaware, LLC, a Delaware limited liability company
Alon USA GP, LLC, a Delaware limited liability company
Alon USA GP II, LLC, a Delaware limited liability company
Alon USA Holdings, LLC, a Texas limited liability company
Alon USA Partners, LP, a Delaware limited partnership
Alon USA Partners GP, LLC, a Delaware limited liability company
Alon USA, Inc., a Delaware corporation
Alon USA, LP, a Texas limited partnership
Alon USA Refining, LLC, a Delaware limited liability company
Alon West Coast, LLC, a Delaware limited liability company
Edgington Oil Company, LLC, a Delaware limited liability company
GTS Licensing Company, Inc., a Texas corporation
Paramount-Nevada Asphalt Company, LLC, a Nevada limited liability company
Paramount Petroleum Corporation, a Delaware corporation
Paramount Petroleum Corporation of Arizona, Inc., a Delaware corporation
Paramount of Oregon, LLC, a Delaware limited liability company
Paramount of Washington, LLC, a Delaware limited liability company
Skinny's, LLC, a Texas limited liability company
Southwest Convenience Stores, LLC, a Texas limited liability company
Wright Asphalt Products Company LLC, a Delaware limited liability company